CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Registered Public Accounting Firm and Legal Counsel" and "Financial Highlights" in the Prospectus and "Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated June 25, 2004 in the Registration Statement (Form N-2 No. 333-102751 and 811-21288) of Advisory Hedged Opportunity Fund.







/s/ ERNST & YOUNG LLP
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    ERNST & YOUNG LLP
    New York, New York
    June 25, 2004